UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Zomax Incorporated
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Filed by Zomax Incorporated

Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

Subject Company:  Zomax Incorporated

Commission File No. 000-28426

ZOMAX INCORPORATED

Transcript of August 9, 2006 Conference Call

At 8:00 a.m. Central time, on August 9, 2006, Zomax Incorporated (“Zomax”) held a news conference to discuss the Agreement and Plan of Merger, dated as of August 8, 2006, by and among Zomax, Inomax, LLC and Zomax Merger Corp. The transcript below is of this news conference. The audio replay and transcript may be made available on Zomax’s website at www.zomax.com and by calling 763-553-9300.

Important Additional Information will be filed with the SEC

In connection with the proposed merger, Zomax will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE DEFINITIVE AGREEMENT AND THE PARTIES THERETO.   Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Zomax at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Zomax by directing such request to Zomax, Inc., 5353 Nathan Lane, Plymouth, Minnesota, 55442, telephone: (763) 553-9300.

Zomax and its executive officers and directors and Inomax and its affiliates  may be deemed, under SEC rules, to be participants in the solicitation of proxies from Zomax shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of Zomax is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on April 28, 2006. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Zomax Incorporated
Conference Call
August 9, 2006
8:00 a.m. CST

At 8:00 a.m. central time on August 9, 2006, Zomax Incorporated, or Zomax, held a news conference to discuss the Agreement and Plan of Merger dated as of August 8, 2006 by and among Zomax, Inomax, LLC and Zomax Merger Corp.  The transcript below is of this news conference.  The audio replay and transcript may be made available on Zomax’s website at www.zomax.com and by calling 763-553-9300.  Please note important additional information will be filed with the SEC.  In connection with the proposed merger, Zomax will file a proxy statement with the Securities and Exchange Commission.  Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the definitive agreement and the parties thereto.  Investors and security holders may obtain a free copy of the proxy statement when available and other documents filed by Zomax at the Securities and Exchange Commission’s website at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from Zomax by directing such request to Zomax, Inc., 5353 Nathan Lane, Plymouth, Minnesota  55442 or by dialing 763-553-9300.  Zomax and its executive officers and directors and Inomax and its affiliates may be deemed, under SEC rules, to be participants in the solicitation of proxies from Zomax shareholders with respect to the proposed transaction.  Information regarding the executive officers and directors of Zomax is included in its definitive proxy statement for its 2006 Annual Meeting filed with the SEC on April 28, 2006.  More detailed information regarding the identity of potential participants and their direct or indirect interests by securities, holdings or otherwise will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Certain statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements relate to our expectations as to the impact and closing of the proposed merger.  We caution investors that these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements.  These factors include, without limitation, our ability to obtain in a timely manner the shareholder and regulatory approvals required for the proposed transaction, the satisfactory completion of the conditions to the closing of the proposed transaction, the proposed transaction may involve unexpected costs or liabilities, the business of Zomax may suffer as a result of uncertainties surrounding the proposed transaction and other risks and uncertainties including those identified and discussed in detail under the caption Risks and Uncertainties in Item 1 of our 2005 Form 10-K.  We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events.  Investors are advised to consult any further disclosures we make on this subject in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results.

OPERATOR:  Good morning ladies and gentlemen and welcome to the Zomax conference call.  At this time all participants are in a listen only mode.  Following today’s presentation instructions will be given for the question and answer session.  If anyone needs assistance at any time during the conference, please press the star followed by the zero.  As a reminder, this conference is being recorded today, Wednesday, August 9th of 2006.  I would now like to turn the conference over to Dick Barnes, Executive Vice President and Chief Financial Officer.  Please go ahead sir.

DICK BARNES:  Good morning and thank you for joining us today.  With me is Anthony Angelini, President and CEO of Zomax.  This call is being recorded and a replay will be available until midnight on August the 16th.  For access to the replay, please see the instructions included in the press release this morning.  This conference is also being webcast live at www.zomax.com, and a replay will be available there as well.  I want to remind everyone that during this call we may make certain forward-looking statements about our business outlook.  These forward-looking statements and all other comments made on this call that do not concern historical facts are subject to risks and uncertainties that may materially affect projected results.  Please refer to the press releases that were issued early this morning as well as the filings that were made and have been made with the Securities and Exchange Commission for the description of possible risks and uncertainties which could cause actual results to differ materially from those described in our forward looking statements.  I would now like to turn the call over to Anthony Angelini for his remarks.

ANTHONY ANGELINI:  Thank you, Dick.  Good morning everyone and thank you for joining us today.  By now most of you are probably aware that this morning we put out two separate releases.  One discussing our second quarter results and the other that we have entered into a definitive agreement to be acquired by one of the ComVest Group’s private equity funds, ComVest Investment Partners.  Our intention in this call is to focus our brief discussion on the acquisition announcement.

The ComVest Group is a firm focused on private equity, investment banking, and asset management.  And they have previously invested in other supply chain management companies.  Under the terms of the agreement, ComVest will acquire, in an all cash deal, and will pay shareholders $2.09 per common share.  This represents a 46% premium to our common stock trading price at the market close yesterday.  The independent board of directors of Zomax has unanimously approved the definitive merger agreement and will recommend that Zomax shareholders vote in favor of this transaction.  This transaction requires the approval of a majority of Zomax shareholders, customary government HSR approvals, and certain other closing conditions.  Based upon our current outlook on the time required to satisfy all of these conditions, we believe this transaction will close within the next 60 to 90 days.

We are very excited by the opportunity for Zomax to become part of the ComVest Group’s investment portfolio.  ComVest has unique experience in managing investments and working with management teams in a number of industries including supply chain management companies.  For our customers and employees, we think this experience will be an asset to Zomax as a private company as we continue to provide the same level of outstanding service to which our customers have grown accustom.  We also believe that we will be well positioned to bring innovative new services and products to the market that can broaden our relationships with existing customers as well as expand our market presence.  For our investors, we believe that the all cash share price offered by ComVest is a compelling premium to our current share price and particularly our enterprise value.  Given the challenges we’re facing in the market, including the ongoing reduction of content by PC OEM manufacturers, our continuing need to reduce costs, reduce our asset based infrastructure, and at the same time provide unparallel service to our customers, we believe this transaction is in the interest of all of our stakeholders.

Before I open the call for questions, I’d like to provide everyone with a few insights on the ComVest organization.  ComVest is headquartered in West Palm Beach, Florida and as I mentioned their primary is private equity, investment banking and asset management.  They have a long-term investment horizon and they currently manage more than $500 million in assets.  Included in their investment portfolio of companies is a company called Inoveris.  Inoveris is a supply chain company focused on consumer retail, publishing and software industries and builds turnkey solutions for its customers which consist of services and products for infrastructure and program management planning design and real time visibility and reporting.  These solutions focus on a variety of functions including CD/DVD replication, warehousing and distribution, fulfillment, kitting and assembly and component procurement.  They have a strong management team comprised of industry veterans and, since being acquired by ComVest, have strengthened the company.  Combining the two companies will provide the opportunity for synergies that are necessary in our business.  In summary, the management team and the board of Zomax are pleased to support a transaction that we believe is in the best interests of all of our key stakeholders, including our investors, our customers and employees.  We will begin to rapidly work together to establish the combined leadership team that will drive the new enterprise going forward.  I thank you for your time today and now I’d like to open the call up for questions.

OPERATOR:  Thank you sir.  Ladies and gentlemen, at this time we will begin the question and answer session.  If you have a question, please press the star followed by the one on your push button phone.  If you would like to decline from the polling process, press the star followed by the two.  You will hear a three tone prompt acknowledging your selection and if you are using speaker equipment, you will need to lift the handset before pressing the numbers.  One moment please for the first question.

Once again ladies and gentlemen, if you do have a question, please press the star followed by the one and as a reminder if you are using speaker equipment, you will need to lift the handset before pressing the numbers.  One moment please for the first question.

And our first question is from Joe Maxa at Doherty & Company.  Please go ahead.

ANDREW HOME:  Yes, hi.  This is Andrew Home in for Joe Maxa.  First of all, congratulations on the acquisition.  Do you guys have any estimate for the time frame of when you are expecting the shareholder vote?

DICK BARNES:  Andrew, it’s Dick Barnes here.  You know, obviously it’s subject to HSR review and stuff like that.  We don’t believe that will be an issue.  We’re probably thinking 60 to 90 days, that kind of time frame for the shareholder vote.

ANDREW HOME:  Okay, sounds great.  Thank you.

DICK BARNES:  Thank you.

OPERATOR:  Thank you.  Ladies and gentlemen, if there are any additional questions, please press the star followed by the one at this time.  As a reminder, if you are using speaker equipment, you will need to lift the handset before pressing the numbers.  One moment please for the next question.

And there are no further questions at this time, I will now turn the call back over to management for any closing remarks.

ANTHONY ANGELINI:  Okay, well thank you everyone that attended this morning on relatively short notice.  We’re excited about this opportunity and believe it’s in the best interests of shareholders.  We will be doing the necessary work to bring this to closing over the timeframe we’ve described and again thank you for all your support and look forward to closing this transaction.  Thank you.